UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2020

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001‑37508	27‑0395455
(Commission File No.)	(IRS Employer Identification No.)

2940 N. Highway 360

Grand Prairie, TX 75050

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 408‑1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NEOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.            Entry into a Material Definitive Agreement.

Paycheck Protection Program

Neos Therapeutics, Inc. (the “Company”) previously submitted an application to First Republic Bank  (the “Lender”) under the Small Business Administration (the “SBA”) Paycheck Protection Program (the “PPP”) enabled by the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”). The application was subsequently approved and, on April 18, 2020, the Company entered into the U.S. Small Business Administration Paycheck Protection Program Note (the “Note”) with the Lender for a loan in the amount of $3,582,800 (the “Loan”). The Company received the full amount of the Loan on April 18, 2020.

The advance under the Loan bears interest at a rate per annum of 1%. The term of the Loan is two years, ending April 18, 2022 (the “Maturity Date”). No payments are due on the Loan for six months from the date of first disbursement of the Loan (the “Deferment Period”), but interest will continue to accrue during the Deferment Period. Following the Deferment Period, the Company must pay monthly principal and interest payments on the outstanding principal balance of the Loan amortized over the term of the Loan (the “Loan Payments”), unless forgiven in whole or in part in accordance with the PPP regulations. These repayments will begin seven months from the date of the first disbursement of the Loan until the Maturity Date.

The Company may prepay the principal of the Loan at any time without incurring any prepayment charges. The Company may prepay 20% or less of the unpaid principal balance at any time without notice. If the Company prepays more than 20% and the Loan has been sold on the secondary market, the Company must provide the Lender with written notice, pay all accrued interest and comply with the other requirements described in the Note for such repayment.

The Loan may be forgiven partially or fully if the funding received is used for payroll costs, interest on covered mortgages, covered rent, and covered utilities, provided that at least 75% of the forgiven amount has been used for payroll costs. Forgiveness is based on the Company’s maintaining, or quickly rehiring employees and maintaining applicable salary levels. Forgiveness will be reduced if full-time headcount declines, or if salaries and wages decrease. Any forgiveness of the Loan shall be subject to approval of the SBA and will require the Company and the Lender to apply to the SBA for such treatment in the future.

The Company did not provide any collateral or personal guarantees for the Loan, nor did the Company pay any facility charge to the government or to the Lender.

The Promissory Note also provides for customary events of default, including, among others, events of default relating to failure to make payment or comply with the covenants contained in the Note and related loan documents, defaults on any other loan with the Lender, defaults on any loan or agreement with another creditor (if the Lender believes the default may materially affect the Company’s ability pay the Note), failure to pay any taxes when due, bankruptcy, breaches of representations, judgment, reorganization, merger, consolidation or other changes in ownership or business structure without the Lender’s prior written consent, and material adverse changes in financial condition or business operation. Upon an event of default the Lender may require immediate payment of all amounts owing under the Note, collect all amounts owing from the Company, or file suit and obtain judgment.

The foregoing summary of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q and incorporated herein by reference.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which discussion is incorporated herein by this reference.

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Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the Loan. These express or implied statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: financial market conditions; actions by the Loan parties; changes by the SBA or other governmental authorities regarding the CARES Act, the Paycheck Protection Program or related administrative matters; the availability of forgiveness of the Loan; and the Company’s ability to comply with the terms of the Loan and the CARES Act,. A further list and description of these risks, uncertainties and other risks associated with an investment in the Company can be found in Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect subsequently occurring events or circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date: April 23, 2020	By:	/s/ Richard I. Eisenstadt
Richard I. Eisenstadt
Chief Financial Officer

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